UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                   Other Events.

On March 28, 2019, Surgery Center Holdings, Inc. (the “Issuer”), entered into a purchase agreement with Jefferies LLC as representative of certain initial purchasers, relating to the issuance and sale of $430.0 million in aggregate principal amount of the Issuer’s 10.000% senior unsecured notes due 2027 (the “Notes Offering”). The net proceeds from the Notes Offering, together with the cash on the balance sheet, will be used to redeem all of the Issuer’s outstanding 8.875% senior unsecured notes due April 15, 2021 (the “2021 Notes”), to pay the redemption premium applicable to the 2021 Notes and accrued and unpaid interest on the 2021 Notes to, but not including, the date of redemption and to pay related fees and expenses in connection with the offering and the redemption of the 2021 Notes. The consummation of the Notes Offering is subject to market and other conditions.

On March 28, 2019, Surgery Partners, Inc. issued a press release announcing the pricing of the notes offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2019	SURGERY PARTNERS, INC.

	By:	/s/ Thomas F. Cowhey
		Name:	Thomas F. Cowhey
		Title:	Executive Vice President and Chief Financial Officer